UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

TORREYPINES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25571	86-0883978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 623-5665

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On November 21, 2008 TPTX, Inc., a wholly-owned subsidiary of TorreyPines Therapeutics, Inc. (“TorreyPines”), and Eli Lilly & Company (“Lilly”), entered into an amendment to the Development and License Agreement between TPTX, Inc. and Lilly dated April 21, 2003 (the “Original Agreement”). The material terms of the Original Agreement are described in TorreyPines’ Current Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2006 and are incorporated herein by reference.

The amendment reduces certain royalty amounts that may become payable to Lilly on net sales of TorreyPines’ clinical-stage compounds NGX426 and tezampanel, should either or both gain regulatory approval. Specifically, the top tier royalty rate will be reduced three percentage points and the middle tier royalty rate will be reduced one half percentage point. The bottom tier royalty rate will remain unchanged. In addition, certain milestone payments due to Lilly related to the clinical development of NGX426 will be delayed from what was originally agreed. In exchange for the royalty rate reduction and change in milestone payment timing, TorreyPines issued to Lilly 200,000 shares of TorreyPines Common Stock at fair market value.

Item 3.02     Unregistered Sales of Equity Securities

On November 21, 2008, TorreyPines entered into a Stock Purchase Agreement Lilly pursuant to which TorreyPines issued 200,000 shares of TorreyPines Common Stock in exchange for a reduction in the royalties payable to Lilly on net sales of NGX426 and tezampanel, should either or both gain regulatory approval, as well as a delay in certain milestone payments due to Lilly related to the clinical development of NGX426. The shares were issued on November 21, 2008 upon the satisfaction of certain conditions. The shares were issued to a single accredited investor in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D, Rule 506 of the Securities Act in that the issuance did not involve a public offering. Lilly represented that it was an accredited investor as defined in Regulation D and that it was acquiring the shares for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the shares of Common Stock issued to Lilly.

Item 9.01.     Financial Statements and Exhibits

(d) The following exhibit is furnished herewith:

99.1     Press release dated November 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORREYPINES THERAPEUTICS, INC.

Date: November 26, 2008

	By:	/s/ Craig Johnson
	Name:	Craig Johnson
	Title:	Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated November 25, 2008